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                                                                   EXHIBIT 99(a)

                        KEYCORP STUDENT LOAN TRUST 2000-B

                              OFFICER'S CERTIFICATE

Bank One, National Association            Banker's Trust Company
One Bank One Plaza, Suite 0126            Four Albany Street
Chicago,  IL  60670                       New York, New York  10006
ATTN: Corporate Trust Administration      ATTN: Corporate Trust & Agency Group
Phone: (312) 407-0192                        Structured Finance
Fax: (312) 407-1708                       Phone: (212) 250-6501
                                          Fax: (212) 250-6349

Key Bank USA, National Association        MBIA Insurance Corporation
800 Superior Ave, 4th Floor               113 King Street
Cleveland, OH   44114                     Armonk, New York 10504
ATTN:  Senior Vice President              Attn:  Data Administration
Key Education Resources                   Phone:  (914) 765-3772
Phone: (216) 828-9342                     Fax: (914) 765-3810
Fax: (216) 828-9301


Pursuant to Section 4.09 of the Sale and Servicing Agreement among Key Bank USA, National Association, as Seller, Master Servicer and Administrator, KeyCorp Student Loan Trust 2000-B, and Bank One, National Association, as Eligible Lender Trustee, dated as of September 1, 2000 (the "Agreement"), the undersigned hereby certifies that (i) a review of the activities of the Master Servicer from inception of the Trust, through December 31, 2000, and of its performance under the Agreement has been made, and (ii) to the best of our knowledge, based on our review, the Master Servicer has fulfilled all its obligations under the Agreement throughout such period.

                                           Key Bank USA, National Association,
                                           as Master Servicer

Date: 3/29/01                              By: /s/ Randall M. Behm
                                           ----------------------------
                                           Name:  Randall M Behm
                                           Title: Senior Vice President



                                            By:/s/  Darlene H. Dimtrijevs
                                            --------------------------------
                                            Name: Darlene H. Dimitrijevs, CPA
                                            Title: Senior Vice President